Exhibit (c)(10)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose April 18, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Executive Summary Appendix A: Additional Materials 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Committee Reference Materials / What Has Changed

INVESTMENT BANKING DIVISION

Selected Key Capital Markets Factors

	Management Presentation to the Committee	First Committee Call	Initial Valuation Call	GP Board Meeting	Follow Up Committee Materials	This Presentation	Change Since Last Meeting[1]
Pricing Date	07-Mar-2018	20-Mar-2018	29-Mar-2018	04-Apr-2018	10-Apr-2018	12-Apr-2018	-
Meeting Date	09-Mar-2018	22-Mar-2018	03-Apr-2018	10-Apr-2018	12-Apr-2018	18-Apr-2018	-
Midstream Unit Price	$ 26.96	$ 25.43	$ 25.89	$ 25.10	$ 24.94	$ 24.65	(1) %
GP Stock Price	$ 18.08	$ 16.09	$ 15.99	$ 15.72	$ 15.72	$ 16.01	2 %
Exchange Ratio	1.49 x	1.58 x	1.62 x	1.59 x	1.59 x	1.54 x	(0.05)x
WTI ($/bbl)	$ 61.15	$ 63.40	$ 64.94	$ 63.37	$ 65.51	$ 67.07	2 %
Henry Hub	$ 2.78	$ 2.68	$ 2.73	$ 2.72	$ 2.66	$ 2.69	1
AMZ	$ 257	$ 242	$ 240	$ 239	$ 247	$ 248	(1)
S&P 500	$ 2,727	$ 2,717	$ 2,641	$ 2,645	$ 2,657	$ 2,664	0

Merger Model Changes

- Model based on Arkose Projections for Midstream and GP (provided by management on 12-Mar-2018)
  - Currently assumes, as per management, (1) 100% cash tax shield at GP if GP buys Midstream
- Pro Forma 2018 coverage held at flat 1.1x vs. prior analysis ~1.3x to better approximate future growth rate indicated by management in the 09-Mar presentation

Source: Bloomberg market data as of 12-Apr-2018
[1] Last meeting refers to the 10-Apr-2018 Board Meeting, when materials were priced to 04-Apr-2018

Executive Summary

3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Research Analyst Treatment of Series B

INVESTMENT BANKING DIVISION

Broker	Model Adjusts for Series B Cash Flow Impact?	Discusses Series B Conversion?	Values Series B?	Conversion Commentary
Baird	✓	✓	✓	■ Valued based on total market cap and percent of total IDR cash flow — Calculated as $141mm based on 4.1% Series B % of Total IDR cash flow to Series B and $3,476mm GP equity value ■ Illustrative model of GP Buys Midstream assumes elimination of Series B but does not include converted shares or other compensation in pro forma analysis
Ladenburg Thalmann	✓*	✓	×	■ Mentions potential for conversion as one of several downside risks to price target
Wells Fargo	✓	✓	×	■ Initiating coverage report referenced Series B and described contractual conversion methodology ■ Calculated potential conversion into 5.7mm GP shares at initiation, based on $21.97 share price
Barclays	✓	×	×	
Janney	✓	×	×	
JP Morgan	✓	×	×	
Goldman Sachs	✓*	×	×	
Morgan Stanley	✓*	×	×	
MUFG	✓	×	×	
Raymond James	✓	×	×	
Seaport Global Securities	✓	×	×	

Source: Wall Street Research
*Note: * Indicates Series B included in calculation though not explicitly shown in analyst's financial forecast or report.*

Executive Summary 4

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Aon Valuation of Series B Units and Additional Valuation Context

($ in millions, except per share data)

Status Quo Relative Value Based on GP EV / IDR Cash Flow

	31-Dec-17			31-Mar-18			Current		
	2018E	2019E	2020E	2018E	2019E	2020E	2018E	2019E	2020E
GP Enterprise Value	$ 3,669	$ 3,669	$ 3,669	$ 2,975	$ 2,975	$ 2,975	$ 2,978	$ 2,978	$ 2,978
(/) Cash Flow from IDR LLC	136	223	336	136	223	336	136	223	336
EV / IDR Cash Flow	27.0 x	16.4 x	10.9 x	21.9 x	13.3 x	8.9 x	21.9 x	13.3 x	8.9 x
Series B Cash Flow[1]	$ 7	$ 12	$ 20	$ 7	$ 12	$ 20	$ 7	$ 12	$ 20
Illustrative Series B Value	$ 182	$ 203	$ 213	$ 148	$ 164	$ 173	$ 148	$ 165	$ 173
Share Price	$ 19.72	$ 19.72	$ 19.72	$ 15.99	$ 15.99	$ 15.99	$ 16.01	$ 16.01	$ 16.01
Implied GP Shares	9	10	11	9	10	11	9	10	11

Summary Of Alternative Perspectives on Series B Value



# of shares
Share Price[2]:
9.4
9.5
9.3
8.8
$21.57
$19.63
$18.91
$16.82
$ 203
$ 186
$ 176
$ 182
$ 203
$ 213
$ 148
$ 148
$ 164
$ 173
$ 148
$ 165
$ 173
$ 141
Aon (2Q17 10-Q)
Aon (3Q17 10-Q)
Aon (2017 10-K)
2018E
2019E
2020E
Aon (1Q18 10-Q)
2018E
2019E
2020E
2018E
2019E
2020E
Baird (9-Apr-2018)
31-Dec-17
31-Mar-18
Current

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 12-Apr-2018

[1] Calculation divides Implied Series B value by the Implied GP Share Price required to achieve the Illustrative GP EV to derive an equivalent number of GP shares issued for the Series B.

[2] Based off 20-Day VWAP as of fiscal quarter end.

Executive Summary

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Conversion Calculation For Series B Units of Arkose IDR LLC

INVESTMENT BANKING DIVISION

Class B Conversion Into Status Quo GP Shares

	Current	Closing 52-Week High		Analyst Price Targets		Ilustrative Share Prices		
	20 Day VWAP	(02-Jun-17)	IPO Price	Median	High	$50 / Share	$100 / Share	$1,000 / Share
Share Price	$ 16.00	$ 22.87	$ 23.50	$ 26.50	$ 30.00	$ 50	$ 100	$ 1,000
(x) Common Shares Outstanding	186	186	186	186	186	186	186	186
GP Market Cap	$2,980	$4,258	$4,375	$4,934	$5,586	$9,309	$18,619	$186,190
(-) $2.0 bn Threshold	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)
Equity Value Subject to Series B Take	$980	$2,258	$2,375	$2,934	$3,586	$7,309	$16,619	$184,190
(x) Series B Take	6.0 %	6.0 %	6.0 %	6.0 %	6.0 %	6.0 %	6.0 %	6.0 %
Series B Share	$ 59	$ 135	$ 143	$ 176	$ 215	$ 439	$ 997	$ 11,051
(x) Units Outstanding	100 %	100 %	100 %	100 %	100 %	100 %	100 %	100 %
(x) Percent Vested	100	100	100	100	100	100	100	100
Total Series Entitlement	$ 59	$ 135	$ 143	$ 176	$ 215	$ 439	$ 997	$ 11,051
(/) Vested Units Outstanding	98.6	98.6	98.6	98.6	98.6	98.6	98.6	98.6
Per Vested B Unit Entitlement	$0.60	$1.37	$1.45	$1.79	$2.18	$4.45	$10.11	$112.08
(x) Vested Units Redeemed	98.6	98.6	98.6	98.6	98.6	98.6	98.6	98.6
(/) Share Price	$ 16.00	$ 22.87	$ 23.50	$ 26.50	$ 30.00	$ 50.00	$ 100.00	$ 1,000.00
Conversion - Common Shares Issued	3.7	5.9	6.1	6.6	7.2	8.8	10.0	11.1

Memo: illustrative assumption → (x) Percent Vested

Source: GP 424 B4 filing dated 05-May-2017 and GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016; Bloomberg market data as of 12-Apr-2018

Executive Summary 6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Series B Conversion at Various GP Share Prices 12.0 10.0 8.0 re re 6.0 4.0 2.0 0.0 Illustrative GP Share Price Source: GP IDR Holdings LLC Limited Liability Company Agreement dated 31-Dec-2016 7 Executive Summary Converted GP Shares (mm) $ 10.74 $ 15 $ 30 $ 45 $ 70 $ 115 $ 185 $ 300 $ 485 $ 780 $ 1,260 $ 2,030 $ 3,265 $ 5,260 $ 8,470 $ 13,645 $ 19,975 $105 / Share $54 / Share $38 / Share $28 / Sha $23 / Sha 11.2 mm shares

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Research Analyst Views

Midstream and GP
($ per share and unit)

INVESTMENT BANKING DIVISION

		Midstream			GP			
Date	Firm	Rating	Price Target	Current Discount to Target	Rating	Price Target	Current Discount to Target	Implied Total Equity Value
14-Mar-18	JPM	Buy	$ 36.00	(32)%	Buy	$ 23.00	(30)%	$ 11,012
27-Feb-18	GS	Buy	37.00	(33)	Buy	27.00	(41)	11,944
16-Feb-18	Wells Fargo	Strong Buy	40.00	(38)	Buy	30.00	(47)	13,063
19-Feb-18	Seaport	Buy	37.00	(33)	Buy	26.00	(38)	11,758
17-Feb-18	Ladenburg Thalmann	Strong Buy	41.00	(40)	Strong Buy	28.00	(43)	12,878
17-Feb-18	Stifel Nicolaus	Strong Buy	37.00	(33)	–	–	–	–
15-Feb-18	Raymond James	Strong Buy	36.00	(32)	Strong Buy	27.00	(41)	11,757
14-Feb-18	Guggenheim	Buy	40.00	(38)	–	–	–	–
14-Feb-18	MUFG	Buy	39.00	(37)	Buy	29.00	(45)	12,690
14-Feb-18	Barclays	Buy	37.00	(33)	–	–	–	–
31-Jan-18	CS	Buy	35.00	(30)	Hold	21.00	(24)	10,453
29-Jan-18	Scotia Howard Weil	Buy	40.00	(38)	Hold	24.00	(33)	11,946
18-Aug-17	Janney Montgomery Scott	Buy	41.00	(40)	–	–	–	–
–	Tudor Pickering	Buy	38.00	(35)	–	22.00	(27)	11,200
High			**$ 41.00**	**(30)%**		**$ 30.00**	**(24)%**	**$ 13,063**
Mean			**38.14**	**(35)**		**25.70**	**(37)**	**11,870**
Median			**37.50**	**(34)**		**26.50**	**(40)**	**11,851**
Low			**35.00**	**(40)**		**21.00**	**(47)**	**10,453**

Source: Bloomberg, IBES and Wall Street research as of 12-Apr-2018

Executive Summary

8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Determining Arkose’s Overall Status Quo Yield Calculation of Combined Equity Value Calculation of Equity Yield Midstream Units 187 2018 2019 2020 (x) Midstream Unit Price $ 24.65 Midstream LP Distributions $ 320 $ 414 $ 533 Midstream Equity Value $ 4,608 Implied Yield 7.0% 9.0% 11.6 % Y.o.Y. Dist Growth 30% 29% 29 % GP Shares (x) GP Share Price 186 $ 16.01 GP Common Distributions $ 100 $ 165 $ 249 GP Equity Value $ 2,981 Implied Yield 3.4% 5.5% 8.4 % Y.o.Y. Dist Growth 67% 65% 51 % Series B Converted Shares (x) GP Share Price 4 $ 16.01 Series B Equity Value $ 59 Combined Midstream¹ $ 427 $ 591 $ 802 Y.o.Y. Dist Growth PF Y.o.Y. Dist Growth3 37 % NA 38% 20 36% 37 Source: Arkose Projections and Bloomberg market data as of 12-Apr-2018 Note: Share counts based on 2017 Midstream and GP 10-K. 1 Includes Series B distributions. 2 Based on change in total equity in selected precedent transactions. 3 Pro forma growth rates assuming 1.1x coverage in 2018. Total annual distributions of $540mm, $649mm and $889mm for 2018E, 2019E and 2020E respectively. Executive Summary 9 Implied Yield5.6%7.7%10.5 % Arkose Midstream Total Equity Value$ 7,648 Illustrative 7% Uplift28,183

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Comparison of Valuation vs. Growth Selected Midstream Comparable (Not Replication of Management Presentation) 22 x / 4.5% 18 x / 5.6 % PSXP BPMP 14 x / 7.1 % IBES ETE HEP TEGP 10 x / 10.0% 6 x / 16.7% 0% 10% 20% 30% '18-20 LP DPU CAGR Source: Company filings, Wall Street research, IBES, and Bloomberg market data as of 12-Apr-2018 10 Executive Summary 2018 LP Price / Distributions / DPU Yield orma rate 28% .1x erage NBLX EQGP Pro f OKEgrowth VLPat ~ with 1 cov WGP HESMArkose Midstream - ENLCSHLXEQM TRGPCNXM DCPWES CEQPANDXDM ENBL ENLK SMLP y = 0.3304x + 10 R² = 0.5043

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Analysis at Various Yields

Pro Forma Arkose GP + Midstream (at Market)

INVESTMENT BANKING DIVISION

		Market Implied Total Equity Value[1]	7% Equity Upside to Market Value[2]	Current Blended Yield	Median Analyst Implied Total Equity Value	Premium to NBLX / EQGP	MGMT Implied C-Corp Yield[3]
Implied Equity Value		$ 7,648	$ 8,183	$ 9,668	$ 11,861	$ 13,496	$ 23,470
% Uplift from Current Equity Value		*NA*	*7 %*	*26 %*	*55 %*	*76 %*	*207 %*
Net Debt		1,185	1,185	1,185	1,185	1,185	1,185
Illustrative Enterprise Value		$ 8,833	$ 9,368	$ 10,853	$ 13,047	$ 14,681	$ 24,658
EV / EBITDA	**Metric**						
2018E	$ 730	12.1 x	12.8 x	14.9 x	17.9 x	20.1 x	33.8 x
2019E	989	8.9	9.5	11.0	13.2	14.9	24.9
2020E	1,222	7.2	7.7	8.9	10.7	12.0	20.2
Price / DCF	**Metric**						
2018E	$ 594	12.9 x	13.8 x	16.3 x	20.0 x	22.7 x	39.5 x
2019E	854	9.0	9.6	11.3	13.9	15.8	27.5
2020E	1,036	7.4	7.9	9.3	11.4	13.0	22.6
Distribution Yield	**Metric**						
2018E	$ 540	7.1 %	6.6 %	5.6 %	4.6 %	4.0 %	2.3 %
2019E	649	8.5	7.9	6.7	5.5	4.8	2.8
2020E	889	11.6	10.9	9.2	7.5	6.6	3.8

Source: Arkose Projections and Bloomberg market data as of 12-Apr-2018
Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts.
[1] Assumes current market price and series B converts into SQ GP market cap.
[2] Assumes pro forma GP trades at a 7% premium to current market valuation assuming series B converts into SQ GP market cap.
[3] Management C-Corp yield of 2.3% respectively, based on 2018E yields used in Management's 9-Mar-2018 Arkose Midstream GP Strategic Acquisition Discussion presentation.

Executive Summary 11

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Yields (con’t) Pro Forma Arkose GP + Midstream (at Market) Median Analyst Implied Total Equity Value Market Implied Total Equity Value¹ 7% Equity Upside to Market Value² Current Blended Yield Premium to NBLX / EQGP MGMT Implied C-Corp Yield³ Current GP Shares (+) Pro Forma Midstream Units (at 1.8x Ech. Ratio) (+) Shares Issued to Series B Units 186 336 9 186 336 9 186 336 9 186 336 9 186 336 9 186 336 9 Total Pro Forma Shares Outstanding 532 532 532 532 532 532 Implied Shares Issued for Series B 6% Series B Take Calculated Based on S.Q. GP Share Count 4% Series B Take Calculated Based on P.F. GP Share Count 2.8 15.3 3.4 15.7 4.6 16.5 5.8 17.3 6.4 17.8 8.5 19.1 Market Implied Total Equity Value¹ 7% Equity Upside Market Value² Median Analyst Implied Total Equity Value Regression Implied Yield Current GP Yield³ MGMT Implied C-Corp Yield³ 3.7 7.0 9.0 11.2 14.0 1.6 x 1.7 1.8 1.9 2.0 Source: Arkose Projections and Bloomberg market data as of 12-Apr-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. 1 Assumes current market price and series B converts into SQ GP market cap. 2 Assumes pro forma GP trades at a 7% premium to current market valuation assuming series B converts into SQ GP market cap. 3 Management MLP and C-Corp 2018E yields based on yields used in Management’s 9-Mar-2018 Arkose Midstream GP Strategic Acquisition Discussion presentation. 12 Executive Summary $ 15.47 / (3)% $ 16.56 / 3%$ 19.56 / 22%$ 24.00 / 50%$ 27.30 / 71%$ 47.48 / 197% $ 14.91 / (7)%$ 15.95 / (0)% $ 14.38 / (10)%$ 15.39 / (4)% $ 13.90 / (13)%$ 14.87 / (7)% $ 13.44 / (16)%$ 14.38 / (10)% $ 18.85 / 18%$ 23.12 / 44%$ 26.31 / 64%$ 45.75 / 186% $ 18.18 / 14%$ 22.31 / 39%$ 25.38 / 59%$ 44.14 / 176% $ 17.57 / 10%$ 21.55 / 35%$ 24.52 / 53%$ 42.65 / 166% $ 16.99 / 6%$ 20.84 / 30%$ 23.72 / 48%$ 41.24 / 158 % Exchange Ratio Implied GP Share Price @ Illustrative 9.0mm Shares Issued to Series B $ 14.53 / (9)%$ 15.55 / (3)% $ 14.44 / (10)%$ 15.45 / (4)% $ 14.38 / (10)%$ 15.39 / (4)% $ 14.32 / (11)%$ 15.33 / (4)% $ 14.25 / (11)%$ 15.25 / (5)% $ 18.37 / 15%$ 22.53 / 41%$ 25.64 / 60%$ 44.59 / 179% $ 18.25 / 14%$ 22.39 / 40%$ 25.48 / 59%$ 44.31 / 177% $ 18.18 / 14%$ 22.31 / 39%$ 25.38 / 59%$ 44.14 / 176% $ 18.11 / 13%$ 22.22 / 39%$ 25.28 / 58%$ 43.96 / 175% $ 18.01 / 13%$ 22.10 / 38%$ 25.15 / 57%$ 43.73 / 173 % Units Issued to Series B Implied GP Share Price @ Illustrative 1.8 x Exh. Ratio to Midstream Current Prices GP: $16.01 Midstream: $24.65 Implied GP Share Price$ 14.38$ 15.39$ 18.18$ 22.31$ 25.38$ 44.14 Implied Pro Forma Equity Value$ 7,648$ 8,183$ 9,668$ 11,861$ 13,496$ 23,470

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Potential Future GP Share Price and Implied Series B Conversion

INVESTMENT BANKING DIVISION

Memo: Illustrative 1.8x exchange ratio, see appendix for alternative ratios

Illustrative Standalone Future GP Share Price[1]



$ 26.45
$ 39.92
$ 51.91
$ 66.21
$ 16.01
$ 24.16
$ 31.41
$ 40.07
$ 11.48
$ 17.32
$ 22.53
$ 28.73
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Illustrative Pro Forma Future GP Share Price[1,3]



$ 35.60
$ 48.74
$ 60.44
$ 74.39
$ 21.55
$ 29.50
$ 36.58
$ 45.03
$ 15.45
$ 21.15
$ 26.23
$ 32.28
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Implied Investor Pre Tax IRR

	YE 2018E	YE 2019E	YE 2020E	YE 2021E
Standalone	115%	80%	62%	54%
	8	36	37	37
	(24)	11	20	24
Pro Forma	135%	84%	64%	55%
	44	45	41	38
	4	24	27	29

Implied Series B Conversion at Illustrative Future Standalone GP Share Price[2]

2018E GP Yield 3.4%

2019E GP Yield 5.5%

2019E Family Yield 7.7%



7
8
9
9
4
6
7
8
1
4
6
7
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Implied Series B Conversion at Illustrative Future Pro Forma GP Share Price[2,3]



8
9
9
10
6
7
8
9
3
5
7
7
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Source: Arkose Projections and Bloomberg market data as of 12-Apr-2018 [1] *Illustrative Future GP Share Price calculated based on forward year DPS at each respective year end period capitalized at various yields.* [2] *Calculated from the market cap implied by the Illustrative Future GP Share price and illustrative 6% Series B take on the value above $2.0bn.* [3] *Pro Forma for GP Buys Midstream assumes 100% tax shield and 1.8x exchange ratio.*

Executive Summary 13

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Breakeven Cash Flow To Series B Based on Pro Forma GP DPS Assuming Full Tax Shield | ($ in millions) Illustrative Shares Issued to Series B Unitholders 2018E 2019E 2020E 2021E 2022E Cumulative P.F. GP Total Dist. @ 100% Tax Shield $ 540 $ 649 $ 889 $ 1,102 $ 1,356 Current GP Shares Converted Midstream Units @ 1.8 x Exch. Ratio Illustrative Series B Units Issued To Make Whole (2020 Cash Flow Breakeven) 186 336 12 P.F. DPS $1.01 $1.21 $1.66 $2.06 $2.54 $8.49 %r to S.Q. 75% 16% 0% (7)% (11)% 2 % Breakeven Cash Flow Value Sensitivities Cumulative % Acc / (Dil) To Series B Unitholders Cumulative $To Series B Unitholders Breakeven Shares 2018E 2019E 2020E 2021E 2022E Cumul. 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 1.6 x 1.7 1.8 1.9 2.0 3.7 7.0 9.0 11.2 14.0 3.7 7.0 9.0 11.2 14.0 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 12-Apr-2018 1 Represents the period where the shares issued result in an equal distribution to Series B unitholders in that period. 14 Executive Summary $(64) $(65) $(66) $(68) $(69) (34) (36) (38) (40) (42) (15) (18) (21) (24) (26) 4 1 (3) (6) (9) 29 25 20 16 13 Shares Issued to Series B (65)% (67)% (68)% (69)% (70)% (34) (37) (39) (41) (43) (16) (19) (22) (24) (27) 4 1 (3) (6) (9) 30 25 21 17 13 Shares Issued to Series B 6.2 9.4 10.9 11.7 12.3 10.7 6.4 9.8 11.3 12.1 12.8 11.1 6.6 10.1 11.7 12.6 13.3 11.6 6.9 10.5 12.2 13.0 13.7 12.0 7.1 10.8 12.6 13.5 14.2 12.4 Exch. Ratio to Midstream Exchange Ratio to Midstream Exchange Ratio to Midstream Break Even Cash Flow Target Period1 Memo: Illustrative Breakeven Shares 7 10 12 13 13 12 Cash Flow to Series B $ 12 $ 14 $ 20 $ 24 $ 30 $ 100 PF Units Outstanding 534 Series B Status Quo Cash Flows $ 7 $ 12 $ 20 $ 26 $ 34 $ 98

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Aggregate Financial Impact on Largest Series B Unitholders 2018 2019 2020 2021 2022 Cumulative Memo: S.Q. Series B Cash Flow S.Q. DPS P.F. DPS (Assuming 1.8 x Exh. Ratio and 14mm Shares Issued to Series B) Status Quo Cash Flows (To Three Largest Series B Holders) Pro Rata Allocation of Series B Cash Flow (+) Distributions from GP Shares Owned $ 7 0.54 1.01 $ 12 0.89 1.21 $ 20 1.34 1.66 $ 26 1.74 2.05 $ 34 2.22 2.53 $ 98 6.72 8.45 $ 6 20 $ 11 33 $ 17 50 $ 22 65 $ 29 83 $ 84 251 Pro Forma Cash Flows (To Three Largest Series B Holders) # Shares Pro Rata Distributions From Shares Issued to Series B1 (+) Distributions from GP Shares Owned 12 37 $ 12 38 $ 14 45 $ 20 62 $ 24 77 $ 30 94 $ 101 316 Cumulative Aggregate Acc / (Dil) To Series B Unithodlers Cumulative Acc / (Dil) on Common GP Shares 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 1.6 x 1.7 x 1.8 x 1.9 x 2.0 x 3.7 7.0 9.0 11.2 14.0 Source: Arkose Projections, Bloomberg market data as of 12-Apr-2018 Note: Analysis includes Series B and GP shares owned by CEO Paul Rady, President Glen Warren, and CFO Michael Kennedy based on their holdings of GP shares and Series B units as disclosed in GP’s 2017 10-K. Executive Summary 15 12% 8% 4% 1% (3)% 19 15 11 7 4 23 19 15 11 7 28 23 19 15 11 34 29 24 20 16 38% 33% 28% 24% 20% 37 32 27 23 19 36 31 27 23 19 36 31 26 22 18 35 30 26 21 18 Shares Issued to Series B Exchange Ratio to Midstream Exchange Ratio to Midstream % Acc. / (Dil) on Series B Exchange 108% 37% 18% 11% 5% 20% % Acc / (Dil) on Common GP Shares 87 36 24 18 14 26 Total Cash Flow % Acc / (Dil) to Series B Unitholders 92 36 22 16 12 24 Total Distributions 49 $ 50 $ 60 $ 82 $ 101 $ 124 $ 416 Total Distributions $ 26 $ 44 $ 67 $ 87 $ 112 $ 335

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Aggregate Financial Impact on Largest Series B Unitholders (con’t) Annual Incremental Cash Flow @ 1.6 x Exh. Ratio To Midstream 2018 2019 2020 2021 2022 Cumulative 3.7 7.0 9.0 11.2 14.0 Annual Incremental Cash Flow @ 1.8 x Exh. Ratio To Midstream 2018 2019 2020 2021 2022 Cumulative 3.7 7.0 9.0 11.2 14.0 Annual Incremental Cash Flow @ 2.0 x Exh. Ratio To Midstream 2018 2019 2020 2021 2022 Cumulative 3.7 7.0 9.0 11.2 14.0 Source: Arkose Projections, Bloomberg market data as of 12-Apr-2018 Note: Analysis includes Series B and GP shares owned by CEO Paul Rady, President Glen Warren, and CFO Michael Kennedy based on their holdings of GP shares and Series B units as disclosed in GP’s 2017 10-K. Executive Summary 16 $ 13 $ 3 $(3) $(8) $(14) $(9) 15 6 1 (3) (8) 12 17 8 4 0 (4) 24 18 10 6 3 (0) 38 21 12 10 7 5 55 Shares Issued to Series B $ 16 $ 6 $ 2 $(2) $(7) $ 14 18 9 6 3 (1) 36 20 11 9 6 3 49 22 13 11 10 8 64 24 16 15 14 13 82 Shares Issued to Series B $ 19 $ 10 $ 7 $ 4 $ 1 $ 41 22 13 12 10 8 64 23 15 14 13 12 78 25 18 17 17 17 94 27 20 21 22 22 113 Shares Issued to Series B

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Additional Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Potential Future GP Share Price and Implied Series B Conversion

Assumes Illustrative 1.6x Exchange Ratio

2018E GP Yield: 3.4%

2019E GP Yield: 5.5%

2019E Family Yield: 7.7%

Illustrative Standalone Future GP Share Price[1]



$ 26.45
$ 39.92
$ 51.91
$ 66.21
$ 16.01
$ 24.16
$ 31.41
$ 40.07
$ 11.48
$ 17.32
$ 22.53
$ 28.73
YE 2018E
YE 2019E
YE 2020E
YE 2021E

	YE 2018E	YE 2019E	YE 2020E	YE 2021E
Implied Investor Pre Tax IRR	115%	80%	62%	54%
	8	36	37	37
	(24)	11	20	24

Illustrative Pro Forma Future GP Share Price[1,3]



$ 38.23
$ 52.33
$ 64.90
$ 79.89
$ 23.14
$ 31.68
$ 39.28
$ 48.35
$ 16.59
$ 22.71
$ 28.16
$ 34.67
YE 2018E
YE 2019E
YE 2020E
YE 2021E

	YE 2018E	YE 2019E	YE 2020E	YE 2021E
Implied Investor Pre Tax IRR	153%	91%	68%	58%
	55	51	44	41
	12	29	31	32

Implied Series B Conversion at Illustrative Future Standalone GP Share Price[2]



7
8
9
9
4
6
7
8
1
4
6
7
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Implied Series B Conversion at Illustrative Future Pro Forma GP Share Price[2,3]



8
9
9
10
6
7
8
9
4
6
7
8
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Source: Arkose Projections and Bloomberg market data as of 12-Apr-2018 [1] Illustrative Future GP Share Price calculated based on forward year DPS at each respective year end period capitalized at various yields. [2] Calculated from the market cap implied by the Illustrative Future GP Share price and illustrative 6% Series B take on the value above $2.0bn. [3] Pro Forma for GP Buys Midstream assumes 100% tax shield and 1.6x exchange ratio.

Additional Materials

18

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Potential Future GP Share Price and Implied Series B Conversion

Assumes Illustrative 2.0x Exchange Ratio

2018E GP Yield: 3.4%

2019E GP Yield: 5.5%

2019E Family Yield: 7.7%

Illustrative Standalone Future GP Share Price[1]



$ 26.45
$ 16.01
$ 11.48
$ 39.92
$ 24.16
$ 17.32
$ 51.91
$ 31.41
$ 22.53
$ 66.21
$ 40.07
$ 28.73

Implied Investor Pre Tax IRR

YE 2018E	YE 2019E	YE 2020E	YE 2021E
115%	80%	62%	54%
8	36	37	37
(24)	11	20	24

Illustrative Pro Forma Future GP Share Price[1,3]



$ 33.31
$ 20.16
$ 14.45
$ 45.60
$ 27.60
$ 19.79
$ 56.55
$ 34.22
$ 24.54
$ 69.61
$ 42.13
$ 30.21

YE 2018E	YE 2019E	YE 2020E	YE 2021E
119%	77%	60%	52%
34	40	37	36
(3)	20	24	26

Implied Series B Conversion at Illustrative Future Standalone GP Share Price[2]



7
4
1
8
6
4
9
7
6
9
8
7
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Implied Series B Conversion at Illustrative Future Pro Forma GP Share Price[2,3]



8
5
3
9
7
5
9
8
6
9
8
7
YE 2018E
YE 2019E
YE 2020E
YE 2021E

Source: Arkose Projections and Bloomberg market data as of 12-Apr-2018 [1] Illustrative Future GP Share Price calculated based on forward year DPS at each respective year end period capitalized at various yields. [2] Calculated from the market cap implied by the Illustrative Future GP Share price and illustrative 6% Series B take on the value above $2.0bn. [3] Pro Forma for GP Buys Midstream assumes 100% tax shield and 2.0x exchange ratio.

Additional Materials

19

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Absolute and Relative Changes in Family Equity Value in Precedent Transactions One Day % Change in Family Equity Value and Alerian Index Performance 14% (1)% (6)% 6 Month % Change in Family Equity Value and Alerian Index Performance 41% (22)% Source: Thomson, Alerian, Bloomberg Additional Materials 20 4% 8% (10)% (9)% 0%(15)% 10%10% (0)% 5%5% 2% 4% 2%2 % Change in Family Market Cap Alerian Performance

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Ownership Exchange Ratios Impact at Various Shares Issued for Midstream Implied Midstream Unit Price Implied Premium to 1 Day Close Implied Premium to 30 day VWAP 280 $ 24.02 (3)% (7) 299 $ 25.62 4% (1) 318 $ 27.22 10% 6 336 $ 28.82 17% 12 355 $ 30.42 23% 18 374 $ 32.02 30% 24 393 $ 33.62 36% 31 Pro Forma Ownership with Management Case Series B Conversion Into Post Transaction Market Cap (~21mm Shares) Former Series B Shareholders Former Midstream Unit Holders Midstream Public Upstream 4 4 4 4 4 4 3 27% 30 28% 31 29% 32 29% 33 30% 33 30% 34 31% 35 Total Shares Outstanding 488 506 525 544 562 581 600 Pro Forma Ownership with Series B Conversion Into Status Quo Market Cap (~4mm Shares) Former Series B Shareholders Former Midstream Unit Holders Midstream Public Upstream 1 1 1 1 1 1 1 28% 32 29% 32 29% 33 30% 34 31% 34 31% 35 32% 36 Total Shares Outstanding 470 489 508 526 545 564 582 Source: Upstream, Midstream, and GP 2017 10-Ks and Bloomberg market data as of 12-Apr-2018 21 Additional Materials Total Former Midstream Unitholders60%61%63%64%65%66%67 % GP Current Shareholders40%38%37%35%34%33%32 % Total Former Midstream Unitholders58%59%61%62%63%64%65 % GP Current Shareholders38%37%35%34%33%32%31 % Memo: GP Current Shares Outstanding 186mm Current GP Share Price: $16.01 Current Midstream Unit Price / VWAP: $24.65 / $25.75 Combined Equity Value: $7.6bn Illustrative Exchange Ratios (Midstream / GP)1.5 x1.6 x1.7 x1.8 x1.9 x2.0 x2.1 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Actual vs Peer Indexed Price Performance Midstream Unit Price Year-to-Date ($)¹ Historical Exchange Ratio Year-to-Date $35 1.70 x 1.65 x $30 1.60 x $25 1.55 x $20 Jan-2018 Feb-2018 Apr-2018 GP Share Price Year-to-Date ($)² 1.50 x $23 $22 $21 $20 $19 $18 $17 $16 $15 1.45 x 1.40 x 1.35 x 1.30 x Jan-2018 Feb-2018 Apr-2018 Jan-2018 Feb-2018 Apr-2018 Source: Bloomberg market data as of 12-Apr-2018 Note: Indexing begins on 26-Jan-2018. ¹ MLP Index includes BPMP, CNXM, DM, ENBL, ENLK, EQM, HESM, NBLX, PSXP, SHLX, VLP, WES, ANDX, CEQP, DCP, HEP, SMLP, TEP and TRGP. 2 GP Index includes EQGP, ENLC, ETE, EQGP and WGP 22 Additional Materials Indexed $ 17.16 GP $ 16.01 Share Price ($) Actual 1.54 x Exchange Ratio (Midstream/GP) Indexed 1.58 x Indexed $ 27.17 Midstream $ 24.65 Unit Price ($) Indexed Unit/Share prices and Exchange ratios as of 26-Jan (Recent market highs)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio Since GP IPO | 03-May-2017 2.00x 2.00 x / 30% 1.80x 30 60 901.90 x /C2u3r%rent Since GP ndar(At IPO ay Market) 1.80x 1.80 x / 17% 1.70x 1.70 x / 10% 1.60x 1.60x 1.60 x / 4% 1.54 x 1.50 x / (3)% 1.49 x 1.50x 1.40x 1.40x 6M IPO Day Day Day Market) 1 1.30x .20x May-2017 Jul-2017 Oct-2017 Jan-2018 Apr-2018 May-2017 Jul-2017 Oct-2017 Dec-2017 Mar-2018 Midstream / GP Source: Bloomberg market data as of 12-Apr-2018 23 Additional Materials Exchange Ratio Exchange Ratio 47 x1.49 x Average 6MCalendar Calendar Cale DayDay D Exchange Ratio1.55 x1.52 x1.41 x1.45 x1. Average Average Since GP30 Calendar 60 Calendar 90 Calendar Current (At GP % Owners hip39%39%38%40%40%39 % Exchange Ratio1.55x1.52x1.58x1.50x1.49x1.54x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis Midstream | As of 12-Apr-2018 ($ in millions) WACC Calculation - Midstream WACC Sensitivity Analysis Total Debt / Cap Equity / Cap 20.6% 79.4 Debt / Total Capitalization 10.0% 15.0% 20.0% 25.0% 30.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta Equity Risk Premium 2.8% 1.23 6.9 % Debt / Total Capitalization 10.0% 15.0% 20.0% 25.0% 30.0 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt 5.2 % NA 5.2 0.90 1.00 1.10 1.20 1.23 Source: Arkose management, Midstream public filings, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 12-Apr-2018 Additional Materials 24 WACC 10.0% 8.7%8.5%8.3%8.1%7.9% 9.39.18.88.68.4 9.99.69.49.18.9 10.510.29.99.69.3 10.710.410.19.89.5 Equity Beta Cost of Equity 11.3 % Debt / Equity Ratio 26.0% 10.6%10.2%9.8%9.5%9.1% 10.610.39.99.69.3 10.710.410.09.79.4 10.710.410.19.89.6 10.810.510.210.09.7 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis GP | As of 12-Apr-2018 ($ in millions) WACC Calculation WACC Sensitivity Analysis 0.0% 100.0 Debt / Total Capitalization Total Debt / Cap Equity / Cap 0.0% 5.0% 10.0% 15.0% 20.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta Equity Risk Premium 2.8% 0.90 6.9 % Debt / Total Capitalization 0.0% 5.0% 10.0% 15.0% 20.0 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt NA 25.3 % NA 1.00 1.10 1.20 1.23 Source: Arkose Management, GP public filings, Axioma Historical Betas, Ibbotson and Bloomberg market data as of 12-Apr-2018 Note: GP Beta calculated based on median of GP peers’ historical betas due to limited trading history. Additional Materials 25 WACC 9.1% 2.8%2.7%2.5%2.4%2.3% 9.79.28.88.37.8 10.49.99.48.98.3 11.110.610.09.48.9 11.310.810.29.69.1 Equity Beta Cost of Equity 9.1 % Implied Debt / Equity Ratio 0.0% 9.1%8.8%8.5%8.2%7.8% 9.18.88.58.27.9 9.18.88.58.38.0 9.18.88.68.38.1 9.18.88.68.48.1 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY GP Historical & Predicted Beta Last 2 Years | Based of Selected Public General Partners Peers 1.80 1.60 1.40 1.20 0.97 x 0.90 x 1.00 0.80 Apr-2016 Jun-2016Aug-2016Oct-2016Dec-2016 Feb-2017Apr-2017 Jun-2017Aug-2017Oct-2017 Dec-2017 Feb-2018 Historical Peer Median Predicted Peer Median Source: Axioma as of 12-Apr-2018 Note: Peer median taken due to lack of GP Historical and Predicted Beta; Peers include ENLC, EQGP, ETE, TEGP and WGP. 26 Additional Materials Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Historical & Predicted Beta Last Two Years | Based on Midstream’s Market Performance 1.80 1.70 1.60 1.50 1.40 1.30 1.23x 1.20 1.10 1.00 0.90 0.94x 0.80 Apr-2016 Aug-2016 Dec-2016 Apr-2017 Aug-2017 Dec-2017 Apr-2018 Historical Beta Predicted Beta Source: Axioma as of 12-Apr-2018 27 Additional Materials Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Research Analyst DDM Cost Midstream and GP of Equity for Midstream Cost of Equity GP Cost of Equity Midstream Median: 10.3% GP Median: 10.1% 12.1% 12.0% 12.0% 12.0% .5% .5% Source: Bloomberg, IBES and Wall Street research as of 12-Apr-2018 Note: Dotted line for Ladenburg Thalmann represents long term equity discount rate; solid bar represents equity discount rate used during forecast period. Additional Materials 28 10.7% 10.3%10.0% 8.5% 9.4% 7 10.3%10.2% 9.5% 8 9.3%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Additional Details on Research Analyst Assumptions for Dividend Discount Models

Midstream and GP

Midstream

		DPU CAGR			Discount Rate		
Date	Firm	'18-'20	'18-'22	'18-'27	WACC	Terminal Ke	Terminal Growth Rate
14-Mar-18	JPM[1]	27 %	24 %	10 %	10.3 %	10.5 %	0.0 %
17-Feb-18	Ladenburg Thalmann	21	15	10	9.0	9.9	0.0
16-Feb-18	Wells Fargo	28	20	NA	8.5	8.5	1.0
15-Feb-18	Raymond James	28	24	15	12.0	12.0	1.0
14-Feb-18	Guggenheim	24	20	9	12.0	12.0	1.0
14-Feb-18	Baird	NA	NA	NA	9.5	9.5	2.0
14-Feb-18	Morgan Stanley	NA	NA	NA	12.0	12.0	1.0
Median		23 %	19 %	9 %	10.3 %	10.3 %	1.0 %
Memo: Management Forecast & Extension		29 %	24 %	18 % 15 % 10 %			

GP

		DPS CAGR			Discount Rate		
Date	Firm	'18-'20	'18-'22	'18-'27	WACC	Terminal Ke	Terminal Growth Rate
14-Mar-18	JPM[1]	58 %	41 %	18 %	10.3 %	10.3 %	0.0 %
17-Feb-18	Ladenburg Thalmann	43	29	18	9.0	9.9	0.0
16-Feb-18	Wells Fargo	56	36	NA	8.5	8.5	1.0
14-Feb-18	Raymond James	56	42	24	10.0	10.0	1.0
14-Feb-18	Baird	NA	NA	NA	7.5	7.5	2.0
14-Feb-18	Morgan Stanley	NA	NA	NA	12.0	12.0	1.0
Median		57 %	41 %	18 %	9.5 %	10.0 %	1.0 %
Memo: Management Forecast & Extension		64 %	44 %	28 % 24 % 17 %			

Source: Bloomberg, IBES and Wall Street research as of 12-Apr-2018. Note: '18-'27 management forecast and extension CAGRs reflect the 2% Gradual Taper, Rapid Taper, and No Growth cases, respectively. [1] JPM DPU CAGR calculated based on LP DCF / Unit and coverage ratio assumptions as detailed in research.

Additional Materials 29

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Peer Price vs. Broker Price Targets Current Prices vs. Broker Median Price Targets Midstream and Peers (9)% (17)% (17)% (21)% (22)% (23)% (24)% (24)% (24)% (40)% DM AM HEP TEP DCP TRGP PSXP CEQP ANDX BPMP ENBL VLPSMLP HESM WES ENLK EQM CNXM NBLX GP and Peers (17)% (19)% (22)% (33)% AMGP TEGP EQGP ENLC ETE WGP Source: Wall Street Research, Bloomberg market data as of 12-Apr-2018 Additional Materials 30 (26)%(27)% (6)% (13)% (14)% (14)% (15)% (26)% (26)% (28)% (34)%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Market Implied Perpetuity Growth Rates DDM Based on 2018-2020E DPU/DPS | Illustrative 10% Cost of Equity 3% 2% 1% (0)% (0)% (0)% (0)% (0)% (0)% (0)% (3)% Implied Terminal NTM Yield Source: Arkose Projections, IBES/ Wall Street research, and Bloomberg market data as of 12-Apr-2018 Note: Summit Midstream Partners not shown; analysis indicates a -9.5% implied PGR and 21.6% implied terminal yield for Summit. 31 Additional Materials VLP PSXP BPMP TRGP DCP SHLX WES HEP CEQP TEP EQM ANDX ENBL CNXM Arkose Midstream DM ENLK 6.9%7.6 %NA8.2%8.8%9.8% 10.0%9.5%9.8% 10.0% 10.5% 10.3% 10.8% 11.5% 13.6%9.0% 12.7% 2%2% 1% 0% (2)% (2)%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Basis of Analysis for Illustrative Market Implied Perpetuity Growth Rates 2018 2019 2020 2021 Arkose Mistream DPU PV of DPU Current Unit Price (-) PV of DPU $ 1.72 1.64 $ 24.65 (5.80) $ 2.21 1.92 $ 2.85 2.25 $ 3.42 Implied PV of Terminal Value Implied FV of TV (PGR) Implied FV of TV (EMM) $ 18.85 23.93 25.09 0.5 ( ) Terminal Year Cash Flow Discount Rate Implied Perpetuity Growth Rate = 0.5 (1 Rate ) + Terminal Value1 Terminal Year Cash Flow Discount X + Source: Arkose Projections, IBES/ Wall Street research, and Bloomberg market data as of 12-Apr-2018 1 Terminal value as calculated by the exit multiple method / year end discounting 32 Additional Materials Implied NTM Yield at Exit 13.6 % Implied PGR at Exit (1.7)